UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2007
WEB.COM, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-17932 (Commission File Number)	41-1404301 (IRS Employer Identification No.)

303 Peachtree Center Avenue, Suite 500, Atlanta, GA	30303
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 260-2477
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On June 26, 2007, Web.com, Inc. (the “Company”) executed a definitive Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Website Pros, Inc. (“Website”) and Augusta Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Website (the “Merger Sub”) under which the Company will merge with and into Merger Sub (the “Merger”), and the shareholders of the Company will receive, at their election, shares of Website’s common stock or cash in exchange for all of the outstanding shares of the Company’s capital stock (or, in certain circumstances described in the Merger Agreement, a combination of cash and Website’s common stock). Upon consummation of the Merger, the Company will cease to exist, and Merger Sub will remain a wholly-owned subsidiary of Website.
     Pursuant to the Merger Agreement, the Company’s shareholders may elect to receive for every Company share either 0.6875 shares of Website stock or $6.5233 in cash, subject to proration so that the total cash paid shall equal $25 million. In the aggregate, Website will issue approximately 9 million shares of Website stock and pay $25 million in cash. In addition, under the terms of the Merger Agreement, a stock option to purchase shares of the Company will convert into and become an option to purchase Website common stock, and Website will assume such option in accordance with the terms of the stock option plan or agreement under which that option was issued, subject to an option exchange ratio calculated in accordance with the Merger Agreement.
     Concurrently with the execution of the Merger Agreement, the Company entered into separate voting agreements (the “Voting Agreements”) with each of the following executive officers and directors of Website: Mr. Hugh M. Durden, Mr. Timothy I. Maudlin, Mr. David Brown, Mr. G. Harry Durity, Mr. Kevin Carney, Mr. Julius Genachowski and Mr. Robert S. McCoy, Jr. (collectively, the “Shareholders”), representing in the aggregate approximately 1% of the outstanding shares of the common stock of Website. Pursuant to the Voting Agreements, the Shareholders agreed, in their capacity as shareholders of Website, to vote their shares in favor of the Merger. A copy of the form of Voting Agreement is attached hereto as Exhibit 2.2.
     The consummation of the Merger is subject to the receipt of any necessary governmental consents or clearances, including the expiration of the waiting periods promulgated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions. The transaction is expected to close in the second half of 2007.
     The description contained in this Item 1.01 of certain terms of the Merger Agreement and the transactions contemplated by the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1. The Merger Agreement has been included to provide investors and security holders with information regarding its terms and conditions. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Additional Information About the Proposed Transaction and Where You Can Find It
     This document may be deemed to be solicitation material in respect of the proposed business combination of Website and the Company. In connection with the proposed transaction, a joint registration statement on Form S-4 will be filed by Website and the Company with the SEC. SHAREHOLDERS OF BOTH COMPANIES ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION. The final proxy statement/prospectus will be mailed to shareholders of Website and the Company. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from Website Pros, Inc., Attention: Investor Relations, 12735 Gran Bay Parkway West, Building 200, Jacksonville, FL 32258, or from Web.com, Inc., Attention: Investor Relations, 303 Peachtree Center Avenue, 5th Floor, Atlanta, GA 30303.
     Website, the Company and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding the directors and executive officers of both companies is available in Website’s annual proxy statement, filed with the SEC on April 9, 2007, and in the Company’s Form 10-K/A, filed with the SEC on April 27, 2007. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Amendment to Employment Agreement with Jeffrey Stibel
     On June 26, 2007, the Company and Mr. Jeffrey M. Stibel, Chief Executive Officer of the Company, amended Mr. Stibel’s employment agreement. Under the amendment, the severance benefits were amended so that if Mr. Stibel’s employment is terminated by the Company other than for “cause” or by him for “good reason” (as those terms are defined in the agreement), or if his employment is terminated within six months following a “change in control” or “corporate transaction” (as those terms are defined in the agreement), Mr. Stibel will be entitled to continue participation in the Company’s employee benefit plans, and shall be entitled to the severance benefit of equal to 150% of his then current base salary plus 150% of his full annual bonus potential. The remaining terms of Mr. Stibel’s employment remain unchanged. This description of the amendment to Mr. Stibel’s employment agreement is qualified in its entirety by reference to the amendment, a copy of which is attached as Exhibit 10.127(c) to this Current Report on Form 8-K.
     Additionally, on June 25, 2007, the Compensation Committee of the Board of Directors of the Company approved and granted 108,221 shares of Company common stock to Mr. Stibel, the Company’s Chief Executive Officer, pursuant to the Company’s 2005 Employee Stock Incentive Plan.
Employment Agreement with Gonzalo Troncoso
     On June 26, 2007, the Company entered into a new employment agreement with Mr. Gonzalo Troncoso, Chief Financial Officer of the Company, which replaces his previously existing employment agreement. Mr. Troncoso’s agreement has an indefinite term, his employment is on an “at-will” basis and may be terminated by either party at any time. Pursuant to the agreement, Mr. Troncoso is entitled to receive an initial annual base salary of $225,000. Mr. Troncoso will also be eligible to receive an annual bonus as determined by the Company’s board of directors. If Mr. Troncoso’s employment is terminated by the Company other than for “cause” or by him for “good reason” (as those terms are defined in the agreement), Mr. Troncoso will be entitled to receive a severance payment equal to twelve months of his base salary plus 100% of this target annual bonus. If Mr. Troncoso’s employment is terminated by the Company other than for “cause” or by him for “good reason” within twelve months following a “change in control” (as defined in the agreement), Mr. Troncoso will be entitled to receive a severance payment equal to fifteen months of his base salary plus 100% of this target annual bonus. This description of the agreement to Mr. Troncoso’s employment agreement is qualified in its entirety by reference to the agreement, a copy of which is attached as Exhibit 10.159 to this Current Report on Form 8-K.
Employment Agreement with Judith Hackett
     On June 26, 2007, the Company entered into an employment agreement with Ms. Judith Hackett, Senior Vice President and Chief Marketing Officer of the Company. Ms. Hackett’s agreement has an indefinite term, her employment is on an “at-will” basis and may be terminated by either party at any time. Pursuant to the agreement, Ms. Hackett is entitled to receive an initial annual base salary of $200,000. Ms. Hackett will also be eligible to receive an annual bonus as determined by the Company’s board of directors. If Ms. Hackett’s employment is terminated by the Company other than for “cause” or by her for “good reason” (as those terms are defined in the agreement), Ms. Hackett will be entitled to receive a severance payment equal to six months of her base salary. If Ms. Hackett’s employment is terminated by the Company other than for “cause” or by her for “good reason” within twelve months following a “change in control” (as defined in the agreement), Ms. Hackett will be entitled to receive a severance payment equal to twelve months of her base salary. This description of the agreement to Ms. Hackett’s employment agreement is qualified in its entirety by reference to the agreement, a copy of which is attached as Exhibit 10.160 to this Current Report on Form 8-K.

Item 8.01	Other Events
     On June 26, 2007, the Company issued a press release jointly with Website Pros, Inc., announcing the Merger described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
     In addition, a copy of the material which will be used in an investor presentation by Web.com, Inc., representatives from time to time is attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits		The following documents are filed as exhibits to this report.

	2.1		Agreement and Plan of Merger and Reorganization dated June 26, 2007 by and among Website Pros Inc., Augusta Acquisition Sub, Inc. and Web.com, Inc.*

	2.2		Form of Voting Agreement by and between Web.com, Inc., and Stockholder.

	10.127	(c)	Amendment to Employment Agreement dated June 26, 2007 by and between Web.com, Inc. and Jeffrey M. Stibel.

	10.159		Employment Agreement dated June 26, 2007 by and between Web.com, Inc. and Gonzalo Troncoso.

	10.160		Employment Agreement dated June 26, 2007 by and among Web.com, Inc. and Judith Hackett.

	99.1		Press release issued jointly by Web.com, Inc. and Website Pros, Inc., dated June 26, 2007.

	99.2		Investor Presentation Material.
*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Web.com, Inc., hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Web.com, Inc.
(Registrant)

Dated: June 27, 2007	By:	/s/ Jonathan B. Wilson

Jonathan B. Wilson, Senior Vice President,
Legal and Corporate Development

EXHIBIT INDEX

Exhibit
Number	Description of Document
2.1	Agreement and Plan of Merger and Reorganization dated June 26, 2007 by and among Website Pros Inc., Augusta Acquisition Sub, Inc. and Web.com, Inc.*

2.2	Form of Voting Agreement by and between Web.com, Inc., and Stockholder.

10.127(c)	Amendment to Employment Agreement dated June 26, 2007 by and between Web.com, Inc. and Jeffrey M. Stibel.

10.159	Employment Agreement dated June 26, 2007 by and between Web.com, Inc. and Gonzalo Troncoso.

10.160	Employment Agreement dated June 26, 2007 by and among Web.com, Inc. and Judith Hackett.

99.1	Press release issued jointly by Web.com, Inc. and Website Pros, Inc., dated June 26, 2007.

99.2	Investor Presentation Material.
*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Web.com, Inc., hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.